
<ARTICLE>                     5
<LEGEND>
THE SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM THE
FINANCIAL STATEMENTS OF JOURNAL EMPLOYEES' STOCK TRUST AS OF AND FOR THE
YEAR ENDED DECEMBER 31, 1998 AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE
TO SUCH FINANCIAL STATEMENTS.
</LEGEND>
<MULTIPLIER>                                   1,000

<PERIOD-TYPE>                   YEAR
<FISCAL-YEAR-END>                              DEC-31-1998
<PERIOD-START>                                 JAN-01-1998
<PERIOD-END>                                   DEC-31-1998
<CASH>                                         0
<SECURITIES>                                   0
<RECEIVABLES>                                  0
<ALLOWANCES>                                   0
<INVENTORY>                                    0
<CURRENT-ASSETS>                               0
<PP&E>                                         0
<DEPRECIATION>                                 0
<TOTAL-ASSETS>                                 0
<CURRENT-LIABILITIES>                          0
<BONDS>                                        0
<PREFERRED-MANDATORY>                          0
<PREFERRED>                                    0
<COMMON>                                       0
<OTHER-SE>                                     0
<TOTAL-LIABILITY-AND-EQUITY>                   0
<SALES>                                        0
<TOTAL-REVENUES>                               27,887<F1>
<CGS>                                          0
<TOTAL-COSTS>                                  0
<OTHER-EXPENSES>                               27,887<F1>
<LOSS-PROVISION>                               0
<INTEREST-EXPENSE>                             0
<INCOME-PRETAX>                                0
<INCOME-TAX>                                   0
<INCOME-CONTINUING>                            0
<DISCONTINUED>                                 0
<EXTRAORDINARY>                                0
<CHANGES>                                      0
<NET-INCOME>                                   0
<EPS-PRIMARY>                                  0<F2>
<EPS-DILUTED>                                  0<F2>

<F1>The only revenue and expense associated with the trust pertain to dividends received and paid out. All dividends received are in turn paid out, accounting for net income of zero ($0).
<F2>Earnings per share is not applicable as net income is zero ($0).


